                                                                   Exhibit 10.37

                                            ***Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                                        Under 17 C.F.R. Sections
                                                200.80(b)(4), 200.83 and 230.406


                              DISTRIBUTOR AGREEMENT

THIS AGREEMENT, dated this 21st day of September, 1993 (the "Effective Date"), is between TECH DATA CORPORATION, a Florida corporation ("Tech Data"), and AT&T PARADYNE ("AT&T PARADYNE").

                              W I T N E S S E T H:

         WHEREAS, Tech Data desires to purchase certain Products from AT&T PARADYNE from time to time; and

         WHEREAS, AT&T PARADYNE desires to sell certain Products to Tech Data in accordance with the terms and conditions set forth in this Agreement; and

         WHEREAS, AT&T PARADYNE desires to appoint Tech Data as its non-exclusive distributor to market Products within the territory defined below-,

         NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, Tech Data and AT&T PARADYNE hereby agree as follows:

                          ARTICLE I. TERM OF AGREEMENT

1.1 Term of Agreement During the term of this Agreement AT&T PARADYNE will provide to Tech Data the Products so forth in Purchase Orders (as defined herein) in accordance with the terms and conditions set forth in this Agreement. The term of this Agreement shall commence on the Effective Date and, unless terminated by either party as set forth in this Agreement shall remain in full force and effect for a term of one
         (1) year, and will be automatically renewed for successive one (1) year terms unless prior written notification of nonrenewal is received at least sixty (60) days prior to the renewal date.

1.2 AT&T PARADYNE manufacturers, produces, and/or supplies microcomputer products and desires to grant to Tech Data the right to sell and distribute certain of those products, as hereinafter defined, upon the terms and conditions set forth below. Tech Data is engaged in the sale and distribution of microcomputer products and desires to have the right to sell and distribute AT&T PARADYNE's products upon said terms and conditions.

         In consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

1.3      Definitions. The following definitions shall apply to this Agreement.

                  (a) "Applicable Specification" shall mean the functional performance, operational and compatibility characteristics of a Product agreed upon in writing by the parties or, in the absence of an agreement, as described in applicable Documentation.


                                       1.

                  (b) "Documentation" shall mean user manuals, training materials, product descriptions and specifications, technical manuals, license agreements, supporting materials and other printed information relating to the Products, whether distributed in print, electronic, or video format, in effect as of the date of the applicable Purchase Order and incorporated therein by reference.

                  (c) "Products" shall mean, individually or collectively as appropriate, hardware, licensed software, Documentation, developed Products, supplies, accessories, and other commodities related to any of the foregoing, provided or to be provided by AT&T PARADYNE pursuant to this Agreement.

                  (d) "Standard Products" shall mean Products requiring no changes, alterations, or additions, from those Products customarily offered by AT&T PARADYNE, described in brochures and by exhibits.

                  (e) "Customized Products" shall mean any Products AT&T PARADYNE must purchase requiring AT&T PARADYNE to perform changes, alterations, assembly, additions or special packaging prior to shipping to Tech Data, as described in brochures and by exhibits.

                  (f) "Territory" shall mean the United States of America and its territories and possessions, and Canada.

                  (g) "Customers" of Tech Data shall include dealers, resellers, value added resellers and other similar Customers, but shall not include End Users unless specifically set forth in an addendum to the Agreement.

                  (h) "End Users" shall mean final retail purchasers or licensees who have acquired Products for their own use and not for resale, remarketing or redistribution, unless specifically set forth in a separate agreement.

                  (i) "Services" means any warranty, maintenance, advertising, marketing or technical support and any other services performed or to be performed by AT&T PARADYNE.

                  (j) "Retailer" shall mean any person or entity who sells any Product to end-users.

                  (k) "Vendor Non-Affiliated Purchasers" shall mean any person or entity that purchases the Products from AT&T PARADYNE for sale to Retailers that is not affiliated with AT&T Corporation or any AT&T subsidiary.

                  (l) "Return Price" for any unit of Product shall mean the amount originally billed Tech Data for such unit less any rebates or amounts with respect to such unit actually paid or credited by AT&T PARADYNE to Tech Data, but shall not include any deductions or offsets for cash, prepaid or early paid discounts.

1.4 Appointment an Distributor. AT&T PARADYNE hereby grants to Tech Data the non-exclusive right to distribute Products during the term of this agreement within the Territory as herein defined. AT&T PARADYNE reserves the right to appoint other authorized distributors Tech Data will use its best efforts to promote sales of the Products within the Territory.

                           ARTICLE II. PURCHASE ORDERS

2.1 In the event that AT&T PARADYNE shall (i) sell any additional Product not set forth on Exhibit A, or (ii) introduce a new version or materially change the specifications or packaging of, or discontinue any Product, AT&T PARADYNE shall use reasonable efforts to notify Tech Data, not less than thirty (30) days in advance of such an event and, in any event, at least as quickly as AT&T PARADYNE notifies any other reseller.

2.2 Issuance and Acceptance of Purchase Orders. Tech Data may purchase and AT&T PARADYNE shall sell to Tech Data, Products as described below:

                  (a) Tech Data may issue to AT&T PARADYNE one or more purchase orders identifying the Products Tech Data desires to purchase from AT&T PARADYNE. Each Purchase Order may include other terms and conditions which are consistent with the terms and conditions of this Agreement, or which are necessary to place a Purchase Order, such as billing and shipping information, required delivery dates, delivery locations, and the purchase price or charges for Products, including any discounts or adjustments for special marketing programs. Purchase orders may be placed by Tech Data by fax or electronically transferred.

                  (b) A Purchase Order shall be deemed accepted by AT&T PARADYNE unless AT&T PARADYNE notifies Tech Data in writing within ten
                  (10) days after receiving the Purchase Order that AT&T PARADYNE does not accept the Purchase Order.

                  (c) AT&T PARADYNE shall accept Purchase Orders from Tech Data for additional Products which Tech Data is contractually obligated to furnish to its Customers and does not have in its inventory upon the termination of this Agreement; provided Tech Data notifies AT&T PARADYNE of any and all such transactions in writing within sixty (60) days after the termination date.

                  (d) The agreement shall not obligate Tech Data to purchase any Products or services except as specifically set forth in a written purchase order.

2.3 Purchase Order Alterations or Cancellations. Fifteen (15) days prior to shipment of Standard Products, AT&T PARADYNE shall accept an alteration or cancellation to a Purchase Order in order to: (i) change a location for delivery, (ii) modify the quantity or type of Products to be delivered or (iii) correct typographical or clerical errors. Tech Data may not alter or cancel any Purchase Order for Customized Products after such time as the Products have been altered to a point where such Products are no longer capable of resale by AT&T PARADYNE after reasonable efforts.

2.4 At the request of Tech Data, AT&T PARADYNE shall consign to Tech Data a reasonable number of demonstration units of the Product to aid Tech Data and its sales staff in the support and promotion of the Product. All units consigned will be returned to AT&T PARADYNE in good condition, reasonable wear and tear excepted, when requested by AT&T PARADYNE at any time eleven (11) months after delivery to Tech, Data.

2.5 Product Shortages. AT&T PARADYNE agrees to maintain sufficient Product inventory to permit it to fill Tech Data's orders as required herein. If a shortage of any Product in AT&T PARADYNE's inventory exists in spite of AT&T PARADYNE's good faith efforts, AT&T PARADYNE agrees to allocate its available inventory of such Product to Tech Data in proportion to Tech Data's percentage of all ATM customer orders for such Product during the previous twelve (12) months.

                           ARTICLE III - DELIVERY AND
                             ACCEPTANCE OF PRODUCTS

3.1 Subsidiaries. AT&T PARADYNE understands and acknowledges that Tech Data may obtain Products in accordance with this Agreement for the benefit of subsidiaries of Tech Data. Upon prior approval from AT&T PARADYNE subsidiaries of Tech Data shall be entitled to obtain Products directly from AT&T PARADYNE pursuant to this Agreement.

3.2 Acceptance of Products. Tech Data shall, after a reasonable time to inspect each shipment, accept each Product on the date (the "Acceptance Date") when such Products and all necessary documentation are delivered to Tech Data in accordance with the Purchase Order and the Product specifications. Any Products not ordered or not otherwise in accordance with the purchase order, such as mis-shipments, overshipments will be returned to AT&T PARADYNE at AT&T PARADYNE's expense (including costs of shipment) and shall promptly refund to Tech Data all monies paid in respect to such Products. Tech Data shall not be required to accept partial shipment unless Tech Data agrees prior to shipment.

         Tech Data shall have the ability to return for credit products which have boxes that are or become damaged. An offsetting purchase order will be placed for all bad box returns. In addition, AT&T PARADYNE will supply to Tech Data, at no charge, any and all missing material(s).

3.3 Defective Products. In the event any Products are received in a defective condition or not in accordance with AT&T PARADYNE's published specifications or the documentation relating to such Products, Tech Data may return the Products for full credit. Products shall be deemed defective if the Product, or any portion of the Product, fails to operate properly on initial "burn in", boot, or use as applicable. Tech Data shall have the right to return any such Products that are returned to Tech Data from its Customers or End Users within sixty (60) days of the Products' initial delivery date to the end-user. All freight charges for returned Products will be paid by Tech Data or Tech Data's Customer.

3.4 Transportation of Products. AT&T PARADYNE shall deliver the Products to Tech Data at the location shown and on the delivery date set forth in the applicable Purchase Order or as otherwise agreed upon by the parties. Charges for transportation of to Products shall be paid by AT&T PARADYNE. AT&T PARADYNE shall use only those common carriers preapproved by Tech Data or listed in Tech Data's published routing instructions, unless prior written approval of Tech Data is received.

3.5 Title and Risk of Loss. AT&T PARADYNE shall ship Product only pursuant to Tech Data's published routing instructions or purchase orders received by AT&T PARADYNE. Product shall be shipped F.O.B. Tech Data's warehouse with title and risk of loss or damage to pass to Tech Data upon shipment by AT&T PARADYNE to the warehouse designated on Tech Data's purchase order. The foregoing notwithstanding, all transportation, insurance and handling charges for any Products so shipped shall be borne by AT&T PARADYNE.

3.6 Resale of Products by Tech Data. During the term of this Agreement, Tech Data may market, promote, distribute and resell Products to Customers of Tech Data, either directly or through its subsidiaries, in accordance with the following terms and conditions:

                  (a) AT&T PARADYNE shall amend to Tech Data and each Customer of Tech Data the same warranties and indemnifications, with respect to Products purchased and resold hereunder as AT&T PARADYNE extends to its end-user Customers. The term of warranties and indemnities extended by AT&T PARADYNE to an End User shall commence upon delivery of the Product to the End User.

                  (b) AT&T PARADYNE shall support the Product and any efforts to sell the Product by Tech Data, and provide sales literature, advertising materials and reasonable training and support in the sale and use of the Product to Tech Data's employees and Customers, if requested by Tech Data. AT&T PARADYNE also agrees to provide Tech Data telephone support representative at no charge during AT&T PARADYNE's normal business hours. AT&T PARADYNE agrees to provide Tech Data's customers telephone representatives at no charge, Monday through Friday 9:00 am to 8:00 pm EST.

                  (c) AT&T PARADYNE shall provide at [***] to Tech Data and the Customers of Tech Data, sales training, marketing support, advertising materials and technical training in connection with the resale of Products as are currently offered or that may be offered by AT&T PARADYNE. Tech Data reserves the right to [***].

                  (d) As reasonably necessary and upon mutual agreement, Tech Data will make its facilities available for, and will assist AT&T PARADYNE in providing, Product training and support.

                  (e) Tech Data may advertise and promote the Product and/or AT&T PARADYNE in a commercially reasonable manner and may use AT&T PARADYNE's trademarks, service marks and trade names in connection therewith; provided that, Tech Data shall submit the advertisement or promotion to AT&T PARADYNE for review and approval prior to its initial release, which approval shall not be unreasonably withheld or delayed. Copies of any proposed publication containing any such mark, name or logo shall be submitted to AT&T PARADYNE for review and approval, and Tech Data shall make reasonable commercial efforts to obtain AT&T PARADYNE's approval at least thirty (30) days prior to publication.

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* Confidential Treatment Requested

                  (f) AT&T PARADYNE shall clearly mark each unit package with the serial number, product description and machine readable bar code (employing ISBN or other industry standard bar code) approved in writing by Tech Data.

3.7 Inventory Adjustment. Notwithstanding anything else to the contrary in this Agreement, at any time during the term of this Agreement Tech Data may return to AT&T PARADYNE Products with an aggregate return price equal to [***] of the total aggregate purchase price of Products delivered to Tech Data during the year [***]. Tech Data shall obtain a AT&T PARADYNE issued Return Equipment Authorization ("REA") number, which shall not be unreasonably withheld, for all Product returned under this Section 3.7, and shall accompany all such returns with an order for Product in an amount equal to [***]. Upon receipt of such Products, AT&T PARADYNE shall credit Tech Data with an amount equal to [***]. To be eligible for such a return, Product must be in its original, unopened package. All freight charges for returned Products will be paid by Tech Data.

         In addition, Tech Data shall have the right to return for full credit, without limitation as to the dollar amount, all Products that become obsolete or AT&T PARADYNE discontinues or are removed from AT&T PARADYNE's current price list; provided Tech Data returns such Products within ninety (90) days after Tech Data receives written notice that such Products are obsolete, discontinued or are removed from AT&T PARADYNE's price list.

3.8 Time of Performance. Time is hereby expressly made of the essence with respect to each and every term and provision of this agreement, except for delivery dates which are estimates only.

3.9 Quality Control. AT&T PARADYNE shall test and inspect Products prior to shipment. AT&T PARADYNE's standard inspection records, and a report setting forth product defect percentage rates are to be maintained by AT&T PARADYNE and made available to Tech Data upon request with reasonable notice or, at the option of Tech Data, on a quarterly basis.

                             ARTICLE IV. WARRANTIES,
                           INDEMNITIES AND LIABILITIES

4.1 Warranty. Tech Data may return any Product which it or any of it's Customer's finds to be defective in workmanship or material for credit in the amount of the Return Price of such Product. AT&T PARADYNE shall indemnify and hold Tech Data, its subsidiaries, harmless from and against all actions, claims, losses, damages, liabilities, awards, costs and expenses (including a reasonable attorney's fee) resulting from or arising out of any breach or claimed breach of the foregoing warranties. All transportation charges for Product so returned shall be borne by Tech Data.

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         AT&T PARADYNE hereby represents and warrants that the Products do and will conform to all codes, laws or regulations of any governmental agency. AT&T PARADYNE provides a warranty to end users who purchase the Product. Such warranty is included in the Product package. Such warranty is not in lieu of Tech Data's rights within Section 4.1 above, and shall not be considered to be AT&T PARADYNE's warranty to Tech Data or Tech Data's Retailers. SUCH WARRANTIES TO THE END USER ARE IN LIEU OF ALL OTHER WARRANTIES TO THE END USER, EXPRESS OR IMPLIED, EITHER IN FACT OR BY AN OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR USE OR INTENDED PURPOSE. AT&T PARADYNE NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR IT ANY OTHER LIABILITY IN CONNECTION WITH THE SALE, INSTALLATION OR USE OF ITS PRODUCTS, NOR MAKES ANY WARRANTY WHATSOEVER FOR ANY NON-STANDARD PRODUCT ORDERED BY TECH DATA HEREUNDER. IN NO EVENT WILL AT&T PARADYNE HAVE ANY OBLIGATION OR LIABILITY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, ANY LOSS OF REVENUE, PROFIT OR BUSINESS) SUSTAINED BY TECH DATA OR THE COST OR COVER ARISING FROM OR OTHERWISE RELATED TO THE PRODUCTS OR THIS AGREEMENT. The foregoing limitation shall not limit AT&T PARADYNE's obligation to defend and hold harmless Tech Data against certain third party claims as provided herein.

         In the event AT&T PARADYNE recalls any or all of the Products due to defects, revisions, or upgrades, Tech Data shall provide reasonable assistance in such recall; provided that, AT&T PARADYNE shall pay all of Tech Data's expenses in connection with such.

4.2 Proprietary Rights Indemnification. AT&T PARADYNE hereby represents and warrants that AT&T PARADYNE has all right, title, ownership interest and/or marketing rights necessary to provide the Products to Tech Data, and Products and their sale and use hereunder do not infringe upon any copyright, patent, trade secret or other proprietary or intellectual property right of any third party, and that there are no suits or proceeding, pending or threatened alleging any such infringement. AT&T PARADYNE shall indemnify and hold Tech Data, Tech Data's related and/or subsidiary companies, Tech Data's Customers and End Users and their respective successors, officers, directors, employees and agents harmless from and against any and all actions, claims, losses, damages, liabilities, awards, costs and expenses, including but not limited to AT&T PARADYNE's manufacture, sale, offering for sale, distribution, promotion or advertising, of the Products supplied under this Agreement (including attorney's fees) which they or any of them incur or become obligated to pay resulting from or arising out of any breach or claimed breach of the foregoing warranty, or by reason of any acts that may be committed suffered or permitted by AT&T PARADYNE. AT&T PARADYNE shall defend and settle, at its expense, all suits or proceedings arising therefrom. Tech Data shall inform AT&T PARADYNE of any such suit or proceeding against Tech Data and shall have the right to participate in the defense of any such suit or proceeding at Tech

         Data's expense and through counsel of Tech Data's choosing. In the event an injunction is sought or obtained against the use of a Product or in Tech Data's opinion is likely to be sought or obtained, AT&T PARADYNE shall within ninety (90) days of receipt of notice, at its option and expense, either (i) procure for Tech Data, its Customers and Product End Users the right to continue to use the infringing Product as set forth in this Agreement, or (ii) replace, to the extent Products are available, or modify the Product to make its use non-infringing while being capable of performing the same function without degradation of performance. AT&T PARADYNE shall have no liability under this Section for any infringement based on the use of any equipment or software, if the equipment or software is used in a manner or with equipment for which it was not reasonably intended, or if the equipment or software is used in an infringing process. AT&T PARADYNE's obligations hereunder shall survive termination of this Agreement.

4.3 Cross Indemnification. In the event any act or omission of either party or its employees, servants, agents or representatives causes or results in (i) loss, damage to or destruction of property of the other party or third parties, and/or (ii) death or injury to persons including, but not limited to, employees or invitees of either party, then such party shall indemnify, defend and hold the other party harmless from and against any and all claims, actions. damages, demands, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, resulting therefrom. The indemnifying party shall pay or reimburse the other party promptly for all such loss, damage, destruction, death or injury.

4.4      Insurance.

         (a) The parties shall be responsible for providing Workman's Compensation insurance on its employees.

         (b) Without in any way limiting AT&T PARADYNE's indemnification obligations as set forth in this Agreement, AT&T PARADYNE shall maintain Comprehensive General Liability (Bodily Injury and Property Damage) Insurance in such amounts as is set forth on the attached certificate of insurance, including the following supplementary coverage:

                  (1) Personal Injury Liability with "employee" and "contractual" exclusions deleted;

                  (2)      Product and Completed Operations Liability;

                  (3) AT&T PARADYNE shall provide certificates of all coverage to Tech Data naming Tech Data as additional insured and requiring ten (10) days prior notice to Tech Data before termination of any such insurance.

4.5 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PURSUANT TO THIS AGREEMENT FOR AMOUNTS REPRESENTING LOSS OF PROFITS, LOSS OF BUSINESS OR INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF THE OTHER PARTY.

4.6 Unauthorized Representations. Tech Data shall have no authority to alter or extend any of the warranties of AT&T PARADYNE expressly contained or referred to in this Agreement without prior approval of AT&T PARADYNE.

4.7 Continuing Availability of Parts. AT&T PARADYNE agrees to offer for sale to Tech Data for the purpose of warranty or resale to its Customers during the term of this Agreement for a period of five (5) years after the expiration of this Agreement, functionally equivalent maintenance, replacement and repair parts for all Products sold to Tech Data.

4.8 Disclaimer of Warranties. AT&T PARADYNE has made expressed warranties in this Agreement and in documentation, promotional and advertising materials. EXCEPT AS SET FORTH HEREIN OR THEREIN, AT&T PARADYNE DISCLAIMS ALL WARRANTIES WITH REGARD TO THE PRODUCTS.

                       ARTICLE V. PAYMENT TO AT&T PARADYNE

5.1 Changes, Prices and Fees for Products. The price and applicable discount, if any, for the Product shall be as set forth in Exhibit A. Tech Data shall not be bound to sell Product to its customers at any prices suggested by AT&T PARADYNE.


5.2 Most Favored Pricing and Terms. The Discounts and Payment Terms for the Products now or hereafter set forth on Exhibit A shall not at any time be less favorable to Tech Data than the discounts from the Suggested List Price of such Product and payment terms then made available by AT&T PARADYNE to any other AT&T PARADYNE Non-Affiliated Purchasers of such Product who purchases Product for resale. It is acknowledged by both parties hereto that AT&T PARADYNE shall make no agreement, arrangement, or offer to any AT&T PARADYNE Non-Affiliated Purchasers who purchase the Products for resale without making the same offer to Tech Data. The offer may be with specific regard to, though not limited to, Purchase Price of Product, Payment Terms, inventory protection, allocation of available Products, or availability of special funding for special projects or programs.


5.3 Price Increase. AT&T PARADYNE shall have the right to change the list price of any Product upon giving thirty (30) days' prior written notice to Tech Data. In the event that AT&T PARADYNE shall raise the list price of a Product, [***].


5.4 Price Decrease. In the event AT&T PARADYNE reduces the price of any Product or offers the Product at a lower price, including raising the discount offered, to any other like Purchaser, AT&T PARADYNE shall provide thirty (30) days prior written notice [***]. AT&T will also credit Tech Data for the difference between the invoice price charged to Tech Data and the reduced price for each unit of Product held in inventory by Tech Data's customers on the date the reduced price is first offered by AT&T PARADYNE provided Tech Data's customers request is received by AT&T PARADYNE within sixty (60) days from the time the reduced price is first offered and is accompanied by reasonable commercial documents.


5.5 Payment. Terms of payment for any order shall be net thirty (30) days; except for Tech Data's initial order for any Product, for which payment shall be due ninety (90) days from date of the applicable invoice and Tech Data may return any of the initial order for credit

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         within ninety (90) days of delivery of the initial order to Tech Data. AT&T PARADYNE shall invoice Tech Data no earlier than the applicable shipping date for the Products covered by such invoice.

         Notwithstanding any other provision in this Agreement to the contrary, Tech Data shall not be deemed in default under this Agreement if it withholds any payment to AT&T PARADYNE because of legitimate dispute between the parties so long as the amount withheld is not greater than the disputed amount.

5.6 Taxes. Tech Data's Purchase Price [***] that may be applicable to the Products. When AT&T PARADYNE has the legal obligation to collect such taxes, [***].

5.7 For each Product shipment to Tech Data, AT&T PARADYNE shall issue to Tech Data an invoice showing Tech Data's order number and the Vendor Product model number, description, price and any discount. At least monthly AT&T PARADYNE shall provide Tech Data with a current statement of account.

5.8 Tech Data shall provide to AT&T PARADYNE a monthly sales out report of the total dollar volume and number of units of Products shipped by Tech Data, sorted by zip code, within fifteen (15) days of the close of the month.

5.9 Advertising Credit. AT&T PARADYNE agrees to cooperate with Tech Data in advertising and promoting the Product and/or AT&T PARADYNE and hereby grants Tech Data a [***] of invoice amounts for Product purchased by Tech Data from AT&T PARADYNE to the extent that Tech Data uses the [***]. Tech Data will provide a copy of AT&T PARADYNE's prior approval and proof of performance for promotional programs, and Tech Data will provide AT&T PARADYNE a copy of Tech Data's Co-op policy and guidelines. AT&T PARADYNE may from time to time at its sole discretion separately authorize Tech Data to conduct advertising and other activities and may agree at that time to pay the costs thereof from funds outside of the allowance granted in the preceding sentence. Invoices rendered hereunder shall be paid by AT&T PARADYNE within thirty (30) days of invoice date. In the event AT&T does not make such payment within thirty (30) days after invoice date, Tech Data shall provide AT&T PARADYNE with thirty (30) days notice of its intent to deduct such amount from any amounts due AT&T PARADYNE hereunder. In the event AT&T PARADYNE has not made such payment following the expiration of such thirty (30) day notice, Tech Data shall have the right to deduct such amount from any amounts due AT&T PARADYNE under this Agreement.

5.10 Tech Data shall provide AT&T PARADYNE a ninety (90) day forecast of anticipated sales on a monthly basis. Forecast shall not be considered firm commitments on the part of Tech Data to purchase any Products.

                             ARTICLE VI. TERMINATION

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6.1      Termination. Either party may terminate this Agreement upon (a) sixty
         (60) days written notice to the other following any material breach or omission by the other with respect to any term, representation, warranty, condition or covenant hereof and (b) the failure of such other party to cure such breach or omission prior to the expiration of a sixty (60) day period.

6.2 For the purpose of this Agreement, a party shall be in default if (a) it materially breaches a terms of this Agreement and such breach continues for a period of thirty (30) business days after it has been notified of the breach, or (b) it shall cease conducting business in the normal course, become insolvent, make a general business assignment for the benefit of its creditors, suffer or permit the appointment or a receiver for its business or assets, or shall avail itself of or become subject to any proceeding under the Federal Bankruptcy Act or any other federal or state statue relating to insolvency or the protection of rights of creditors.

6.3 Rights Upon Termination. Termination of any Purchase Order or this Agreement shall not affect AT&T PARADYNE's right to be paid for undisputed invoices for Products already shipped. The termination of this Agreement shall not affect any of AT&T PARADYNE's warranties, indemnifications or obligations relating to returns, credits or any other matters set forth in this agreement that are to survive termination in order to carry out their intended purpose, all of which shall survive this Agreement. Upon termination of this Agreement, Tech Data shall discontinue holding itself cut as a distributor of AT&T PARADYNE's Products. The expiration of the term of this Agreement shall not affect the obligations of either party to the other party pursuant to any Purchase Order previously forwarded to AT&T PARADYNE.

6.4 Repurchase of Products Upon Termination. Tech Data may return any Product in its inventory to AT&T PARADYNE for credit against outstanding invoices, or for cash refund if there are no invoices then outstanding, within sixty (60) days following the termination of this Agreement. In such event, AT&T PARADYNE shall issue a Return Equipment Authorization (REA) number to Tech Data for all such Products. Any credit or refund due Tech Data for returned product shall be equal to the purchase price of the Product, less any discounts or credits previously received, but shall not include any deduction or offset for prepaid or early pay discounts. Such returns shall not reduce or offset any co-op payments or obligations owed to Tech Data

                           ARTICLE VII. MISCELLANEOUS

7.1 Binding Nature, Assignment, and Subcontracting. This Agreement shall be binding on the parties and their respective successors and assigns, but neither party shall have the power to assign this Agreement without the prior written consent of the other party.

7.2 Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties.

7.3 Headings. The Article and Section headings used in this Agreement are for reference and convenience only and shall not enter into the interpretation hereof.

7.4 Relationship of Parties. Tech Data is performing pursuant to this Agreement only as an independent contractor. Nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between Tech Data and AT&T PARADYNE. Neither party shall act or represent itself, directly or by implication, as an agent of the other party.

7.5 Confidentiality. Each party acknowledges that in the course of performance of its obligations pursuant to this Agreement, it may obtain certain confidential and/or proprietary information. Each party hereby agrees that all such information communicated to it by the other party, its subsidiaries, or Customers, whether before or after the effective date, shall be and was received in strict confidence, shall be used only for purposes of this Agreement, and shall not be disclosed without the prior written consent of the other party, except as may be necessary by reason of legal, accounting or regulatory requirements beyond either party's reasonable control. The provisions of this Section shall survive the term or termination of this Agreement for any reason.

7.6 Arbitration. Any disputes arising under this Agreement shall be submitted to arbitration in accordance with such rules as the parties jointly agree. If the parties are unable to agree on arbitration procedures, arbitration shall be conducted in Pinellas County, Florida in accordance with the rules of the American Arbitration Association. Any such award shall be final and binding upon both parties.

7.7 Notices. Wherever one party is required or permitted to give notice to the other pursuant to this Agreement, such notice shall be deemed given when delivered in hand, by telex or cable, or when mailed by registered or certified mad, return receipt requested, postage prepaid, and addressed as follows:

         In the case of AT&T PARADYNE:         In the Case of Tech Data:
         ----------------------------          ------------------------
         AT&T Paradyne                         Tech Data Corporation
         8545 126th Avenue North               5350 Tech Data Drive
         Largo, FL 34649-2826                  Clearwater, Fl 34620
         Attn: Vice President and General      Attn: Jennifer M. Dougan
         Manager of Personal                   Director of Marketing Operations
         Communications Technology             cc: Debi A. Schwatka
         cc: Corporate Secretary               Contracts Administrator

         Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective.

7.8 Force Majeure. In the event that performance by a party under this Agreement is precluded or adversely materially affected because of the occurrence of an event, unforeseen development, or contingency beyond the control of such party, the rights and obligations of such party shall be governed by this provision.

         For the purpose of this Agreement, an event, an unforeseen development, or contingency beyond the control of the party shall include, but shall not be limited to, the following: war, declared or undeclared, revolution, insurrection, counter revolution, isolated instances of violence, labor or material shortages, fire, flood, storm, tempest, riots, civil commotion, acts of God including (but not limited to) lightening, severe weather, earthquakes or other acts of nature, acts of public enemy, prohibition of import or export of goods covered hereby, governmental orders, regulations, restrictions, and all other similar causes.

         Each party shall be excused from any failure to perform any obligation, except for the payment of uncontested invoices by Tech Data, hereunder to the extent such failure is caused by the foregoing causes. Any suspension of the performance by reason of this provision shall be limited to the period during which the cause or the related effect of failure exists, and such suspension shall not affect the running of the time period provided for in this Agreement.

                  (a) A party whose performance is prevented, restricted or interfered with by reason of a Force Majeure condition shall be excused from such performance to the extent of such Force Majeure condition so long as such party provides the other party with prompt written notice describing the Force Majeure condition immediately continues performance whenever and to the extent such causes are removed.

                  (b) If, due to a Force Majeure condition, the scheduled time of delivery or performance is or will be delayed for more than ninety (90) days after the scheduled date, the party not relying upon the Force Majeure condition may terminate, without liability to the other party, any Purchase Order or portion thereof covering the delayed Products.

7.9 Return Material Authorization Numbers. In the event any provision of this Agreement call/allow for Tech Data to return Product to AT&T PARADYNE as described here, Tech Data will obtain an Return Equipment Authorization (REA) number from AT&T which will be issued within five
         (5) working days of Tech Data's request; however, if the REA is not received within five (5) business days, AT&T PARADYNE shall accept returned Products absent an REA. The net purchase price, minus any adjustments of such Products returned to AT&T PARADYNE shall be credited to Tech Data's account.

7.10 Credits to Tech Data. In the event any provisions of this Agreement or any other agreement between Tech Data and AT&T PARADYNE require that AT&T PARADYNE grant credits to Tech Data's account, and such credits are not received within thirty (30) days then, all such credits shall become effective immediately upon notice to AT&T PARADYNE. In such event, Tech Data shall be entitled to deduct any such credits from the red monies owed to AT&T PARADYNE. In the event credits exceed any balances owed by Tech Data to AT&T PARADYNE, then AT&T PARADYNE shall upon receipt of Tech Data's request accompanied by valid supporting documentation from Tech Data, pay Tech Data the amount of such credit within thirty (30) days of AT&T's receipt of such request.

7.11 Severability. If, but only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision, to the extent necessary to make it legal and enforceable while preserving its intent.

7.12 Waiver. A waiver by either of the parties of any covenants, conditions or agreements to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

7.13 Remedies. All remedies set forth in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise, and may be enforced concurrently or from time to time.

7.14 Survival of Terms. Termination or expiration of this Agreement for any reason shall not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or
         (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

7.15 Nonexclusive Market and Purchase Rights. It is expressly understood and agreed that this Agreement does not grant to AT&T PARADYNE or Tech Data an exclusive right to purchase or sell Products and shall not prevent either party from developing or acquiring other Vendors or Customers or competing Products.

7.16 Entire Agreement. This Agreement, including any Exhibits and documents referred to in this Agreement or attached hereto, constitutes the entire and exclusive statement of Agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed herein.

7.17 Governing Law. This Agreement shall have Florida as its situs and shall be governed by and construed in accordance with the laws of the State of Florida.

7.18 Software Licenses. Whenever the Products described in this Agreement shall include software licenses, AT&T PARADYNE hereby grants to Tech Data a nonexclusive license to market, demonstrate and distribute the software to Customers of Tech Data. Tech Data agrees to comply with AT&T PARADYNE's reasonable software license agreements, and agrees to use reasonable efforts to protect AT&T PARADYNE's software, including using reasonable efforts to avoid allowing Customers, individuals, or employees to make any unauthorized copies of AT&T PARADYNE's licensed software; to modify, disassemble or decompile any software; to remove, obscure or after any notice of patent, trademark, copyright or trade name; or authorize any person to do anything that Tech Data is prohibited from doing under this Agreement. Provided, however, AT&T PARADYNE shall provide Tech Data with copies of appropriate software and documentation, at no charge, for the purpose of effectively demonstrating equipment to Customers. This demonstration software shall be updated as appropriate to insure that current software is available for sales demonstration. Tech Data acknowledges that no title or ownership of the proprietary rights to any software is transferred by virtue of this Agreement. Tech Data will use reasonable efforts to protect AT&T PARADYNE's rights under this section but Tech Data is not authorized and shall not be required to instigate legal action on behalf of AT&T PARADYNE or its suppliers against third parties for infringement. Tech Data will notify AT&T PARADYNE of any infringement of which it has actual knowledge.

7.19 International Business. AT&T PARADYNE acknowledges that Tech Data may desire to obtain Products or Systems for use in countries outside the United States and its territories. The parties acknowledge that in such case it may be necessary to order into additional agreements between AT&T PARADYNE and Tech Data and/or the respective subsidiaries, agents, distributors or subsidiaries authorized to conduct business in such countries or to negotiate further terms and conditions to provide for such right. The parties intend that any further agreements or terms and conditions will be consistent with and based upon the applicable terms and conditions of this Agreement, subject, however, to requirements of local law and local business practice. All Products obtained pursuant to this Section shall be deemed for purposes of calculating accumulated purchases and any discounts set forth in this Agreement, to have been obtained pursuant to this Agreement.

7.20 Compliance with U.S. Export Regulations and Other Laws. Tech Data shall comply with the rule and regulation under the U.S. Export Administration Act, the U.S. Anti-Boycott provisions, and the U.S. Foreign Corrupt Practices Act, as well as all of the applicable U.S. federal, state and municipal statues, rules and regulations.

         IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the Effective Date.

AT&T PARADYNE                                TECH DATA CORPORATION

By:  /s/ Jean Claude Vrignaud                By:  /s/ Peggy K Caldwell
Printed Name:  Jean Claude Vrignaud          Printed Name:  PEGGY K CALDWELL

Title:  Vice President and General           Title:  Senior Vice President
        Manager                                      Marketing
        Personal Communications
        Technology

Date:                                        Date:  4/29/93

                                  ATTACHMENT A

                             TECH DATA/AT&T PARADYNE

                                   PRICE LIST

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          DATAPORT                    LIST                    PRICE
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           [***]                      [***]                   [***]
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* Confidential Treatment Requested



                                       1.

                                      AT&T

                                   LAUNCH PLAN

                              October - November 1993



OBJECTIVES

To introduce and gain mind share for the AT&T modem products within Tech Data's sales force, Var, and Reseller customer base.


INTERNAL ACTIVITIES

SALES TRAINING - Cost $250
Sales Training will take place during the month of December. The format will be four one hour sessions. We request creation and handout of a quick reference guide including product specifications and Tech Data part numbers along with literature of you products.

PORTABILITY PROMOTION - Cost $8,000
In October Tech Data will have a month long company wide promotion with a theme centered around portability. Participation would give you great exposure within Tech Data.


EXTERNAL ACTIVITIES

DIRECT MAIL - $4,000
A 2-color direct mail piece will be produced and sent to Tech Data's top 10,000 customers, introducing the complete line of AT&T modems. Target date for mailing approximately 30 days after contract completion, and initial order is placed. The direct mail piece can include a dealer introductory offer.


DEALER INCENTIVE - Cost $5,000 est

Included in the CRN ads and the direct mail piece. An example would be two modems - get a third for $50 off.


JUST THE FAX - Cost $1,000
Depending on timing of the launch, one inclusion in Tech Data's automated fax service announcing AT&T as a new vendor. Distributed to our top $4,000 customers.


ON-HOLD MESSAGE - Cost $400
On Tech Data's automated telephone system, customers listen to promotions, special prices, as well as product announcements. We would like to include AT&T for September.


TECH DATA CATALOG - Cost $6,000
Full Page, Compatibility chart, B&W


COST SUMMARY

Internal          Sales Training                  $250
                  Portability Promotion         $8,000

External          Direct Mail                   $4,000
                  Dealer Incentive              $5,000
                  Just The Fax                  $1,000
                  On-Hold Message                 $400
                  Tech Data Catalog             $6,000
                                               -------
                                               $24,650


                                       1.